EXHIBIT 5.1

                                                  October 29, 1996

Pre-Paid Legal Services, Inc.
321 East Main Street
Ada, Oklahoma 74820

                    Re: Pre-Paid Legal Services, Inc. - Registration Statement on Form S-3 Relating to 328,531 Shares of Common Stock

Ladies and Gentlemen:

        You have requested our advice with respect to the legality of the common stock, par value $0.01 per share ("Common Stock"), of Pre-Paid Legal Services, Inc. (the "Company") being registered pursuant to the above captioned Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement relates to the resale by certain selling shareholders of 176,031 outstanding shares of Common Stock and 152,500 shares issuable upon exercise of certain warrants of the Company.

        We have examined, and are familiar with, the originals or copies, the authenticity of which have been established to our satisfaction, of all documents and other instruments we have deemed necessary to express the opinions hereinafter set forth. We have assumed the accuracy and completeness of such documents and instruments and of the information contained therein.

        Based on the foregoing, and upon consideration of applicable law, it is our opinion that the 176,031 outstanding shares of Common Stock covered by the Registration Statement are, and the 152,500 shares of Common Stock covered by the Registration Statement that are issuable upon exercise of certain warrants of the Company will (when issued in accordance with the instruments governing their issuance) be, validly issued, fully paid and nonassessable.

        We hereby consent to the use of this opinion as an exhibit to the above-captioned Registration Statement and to the reference to this firm in the Registration Statement and the Prospectus included therein under the heading "Legal Matters."


                                                Respectfully submitted,

                                                CROWE & DUNLEVY
                                                A PROFESSIONAL CORPORATION


                                                By: /s/ MICHAEL M. STEWART
                                                    -----------------------
                                                    Michael M. Stewart